Exhibit 10.6

STOCK ISSUANCE AGREEMENT

This Stock Issuance Agreement (this “Agreement”) is dated August 31, 2010, by and between Charles Brand (the “Investor”) and EMRISE Corporation, a Delaware corporation (the “Company”), whereby the parties agree as set forth herein.  Certain terms are defined in Section 9 of this Agreement.

WHEREAS, the Company’s wholly owned subsidiary, Emrise Electronics Corporation (“EEC”) owes a debt obligation under a Subordinated Contingent Secured Promissory Note, dated August 20, 2008, as amended on November 20, 2009 and August 31, 2010 (the “Note”); and

WHEREAS, in connection with the anticipated sale of the stock of EEC’s indirect wholly owned subsidiary Advanced Control Components, Inc. (the “Sale Transaction”), Investor has agreed to accept receipt of the shares of Common Stock to be issued under this Agreement as partial payment of the Note, in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.             Issuance of Stock.

(a)           Issuance of Common Stock.  Investor agrees to accept and the Company agrees to issue to Investor that number of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that equals the quotient of $450,000 divided by 115% of the Volume Weighted Average per share price for the day of the public announcement by Company of the Sale Transaction and the two trading days immediately thereafter; provided, however, no fractional shares shall be issued and in no event shall Company issue more than 19.9% of the currently outstanding number of shares of Common Stock.

(b)           Shares Closing.  The closing for the purchase and sale of the Shares (the “Shares Closing”) shall take place on the date on which the conditions set forth in Section 4 shall be satisfied or duly waived, or if Company and Investor mutually agree on a different date, the date upon which they have mutually agreed (the “Shares Closing Date”).  At the Closing, Company shall deliver a certificate registered in the name of Investor representing the Shares, against delivery to Company by Investor of evidence of application of $450,000 toward the principal of the Note (the “Receipt”).

2.             Representations, Warranties and Covenants of Company.  The Company hereby represents and warrants to Investor as of the date hereof that:

(a)           Corporate Status.  Company is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and has all requisite corporate power and authority under its Certificate of Incorporation, as amended (the “Certificate”), and corporate bylaws, as amended, to own and operate its properties and assets and to carry on its business as now conducted.

(b)           Authorization.  Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and all of its obligations hereunder.  The execution, delivery and performance by Company of this Agreement and the issuance and delivery of the Shares have been duly authorized by all requisite corporate action on the part of Company.  Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties or financial condition.  This Agreement constitutes a valid and legally binding obligation of Company, enforceable against Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity.

(c)           Valid Issuance.  The Shares, when issued, sold, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free of all liens, charges and encumbrances and not subject to any preemptive rights, and will not be subject to restrictions on transfer except as provided by Sections 3(f) and 3(g).

(d)           Litigation.  As of the date of this Agreement, there is no action, suit, proceeding or investigation pending or currently threatened against Company which questions the validity of this Agreement or the right of Company to enter into it or to consummate the transactions contemplated hereby.  Except as disclosed in the SEC Filings (as defined in Section 2(f), as of the date of this Agreement there is no action, suit, proceeding or investigation pending or currently threatened which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, properties, operations, or financial condition of Company and its subsidiaries, taken as a whole, as presently being conducted.

(e)           Compliance with Other Instruments.  The execution, delivery and performance of this Agreement by Company and the consummation by Company of the transactions contemplated hereby will not conflict with, or result in any violation of, or constitute, with or without the passage of time and giving of notice, either a default under any provision of its Certificate or bylaws or of any instrument, judgment, order, writ, decree or material contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of Company.  Company is not in violation of its Certificate or bylaws, or in default in the performance or observance of any material provision of any material instrument or contract to which it is a party or by which it is bound.  No third party has any pre-emptive rights, or rights of first refusal or first opportunity or similar rights to purchase, or to offer to purchase, all or any part of the Shares.

(f)            Disclosure.  Investor acknowledges that all of the Company’s annual, quarterly and current reports that were required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from January 1, 2009 through and including June 7, 2010 (the “SEC Filings”) are available at the Company’s website or the website of the SEC.  As of their respective dates, the SEC Filings (including all documents incorporated by reference therein) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of any SEC Filing, any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent SEC Filing.  The audited consolidated financial statements of Company included or incorporated by reference in the Annual Report for the Fiscal Year Ended December 31, 2009 as filed on Form

10-K and the unaudited consolidated financial statements contained in the Quarterly Report for the Quarter ended March 31, 2010 as filed on Form 10-Q have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (“GAAP”) and with each other, except as may be indicated therein or in the notes thereto and except that the unaudited financial statements may not contain all footnotes and adjustments required by GAAP, and fairly and accurately present the financial position of Company and its consolidated subsidiaries as at the dates thereof and the results of their operations and statements of cash flows for the periods then ended, subject, in the case of the unaudited interim consolidated financial statements, to normal year-end adjustments, and recognizing that the results of operations for interim periods are not necessarily indicative of Company’ operations for any other interim period or full fiscal year.

(g)           For purposes of this Agreement the term “Affiliate” means any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. Without limiting the foregoing, the direct or indirect ownership of 50% or more of the outstanding voting securities of an entity, or the right to receive 50% or more of the profits or earnings of an entity, shall be deemed to constitute control.

3.             Representations, Warranties and Covenants of Investor.  Investor hereby represents and warrants to Company that:

(a)           Investor is an individual with full power, authority and competence to execute and deliver this Agreement and perform his obligations hereunder.  This Agreement constitutes Investor’s valid and legally binding obligation, enforceable against Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors’ rights in general or by general principles of equity.

(b)           Compliance with Other Instruments.  The execution, delivery and performance of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereby will not conflict with, or result in any violation of, or constitute, with or without the passage of time and giving of notice, either a default under any provision of any instrument, judgment, order, writ, decree or material contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of Investor.

(c)           Purchase Entirely for Own Account.  The Shares will be acquired for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same and will not effect any such transaction except in compliance with the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) or pursuant to an exemption therefrom such as SEC Rule 144 promulgated under the 1933 Act (“Rule 144”).  Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(d)           Investment Experience.  Investor acknowledges that he can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  Investor also represents he is an “accredited investor” as that term is defined in Regulation D under the 1933 Act.

(e)           Information Provided.  Investor has had full opportunity to ask any and all questions of the officers of Company and to examine certain documents of Company, including the SEC Filings.

(f)            Restricted Securities.  Investor understands that the Shares have not been registered under the 1933 Act and therefore are “restricted securities” under the federal securities laws and that under such laws and applicable regulations, such Shares may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, Investor represents that he is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

(g)           Legend.  It is understood that the certificates evidencing the Shares may bear the following legend:  “The Securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and are “restricted securities” as defined in Rule 144 promulgated under the Act.  The securities may not be sold or offered for sale or otherwise distributed except (i) pursuant to an effective registration statement for the securities under the Act; (ii) in compliance with Rule 144; or (iii) after receipt of an opinion of counsel reasonably satisfactory to Company that such registration or compliance is not required as to said sale, offer or distribution.”

4.             Conditions to Shares Closing.

(a)           Conditions of Investor’s Obligations at the Shares Closing.  The obligations of Investor to Company at the Shares Closing are subject to the fulfillment on or before the Shares Closing of each of the following conditions by Company:

(i)            Representations and Warranties.  The representations and warranties of Company contained in Section 2 hereof shall be true and correct on and as of the Shares Closing Date with the same effect as though such representations and warranties had been made on and as of the Shares Closing Date, except for representations and warranties that speak as of a specific date or time other than the Shares Closing Date (which need only be true and correct in all material respects as of such date and time).

(ii)           Performance.  Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Shares Closing.

(iii)          Compliance Certificate.  The Chief Executive Officer, the President or the Chief Financial Officer of Company shall deliver to Investor at the Shares Closing a certificate, in the form attached as Exhibit A hereto, certifying that the conditions specified in Sections 4(a)(i) and (ii) have been fulfilled.

(iv)          Consummation of the Sale Transaction.  The Company and EEC shall have completed the Sale Transaction.

(v)           Tender of Shares.  Company shall have issued and tendered for delivery to Investor a certificate representing the Shares, subject only to delivery of the Receipt in accordance with Section 1(b).

(vi)          Opinion of Counsel.  Investor shall have received an opinion of counsel to Company in substantially the form attached hereto as Exhibit C.

(b)           Conditions of Company’ Obligations at the Shares Closing.  The obligations of Company to Investor at the Shares Closing are subject to the fulfillment on or before the Shares Closing of each of the following conditions by Investor:

(i)            Representations and Warranties.  The representations and warranties of Investor contained in Section 3 hereof shall be true and correct on and as of the Shares Closing Date with the same effect as though such representations and warranties had been made on and as of the Shares Closing Date.

(ii)           Performance.  Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Shares Closing.

(iii)          Compliance Certificate.  Investor shall deliver to Company at the Shares Closing a certificate, in the form attached as Exhibit D hereto, certifying that the conditions specified in Sections 4(b)(i) and (ii) hereof have been fulfilled.

(iv)          Consummation of the Sale Transaction.  The Company and EEC shall have completed the Sale Transaction.

(v)           Payment of Purchase Price.  Investor shall have delivered to Company the Receipt in accordance with Section 1(b), subject only to the delivery by Company of a certificate representing the Shares.

5.             On the closing date, which is expected to occur on or about [July 6,] 2010 (the “Shares Closing Date”), upon satisfaction or waiver of all the conditions to closing set forth in this Agreement, (i) the Receipt for the Shares will be delivered by the Investor to the Company against delivery of the Shares, and (ii) the Company shall cause its transfer agent to release to the Investor the number of Shares being purchased by the Investor (such release shall be made through the facilities of The Depository Trust Company’s DWAC system).  The provisions set forth in Exhibit B hereto shall be incorporated herein by reference as if set forth fully herein.

6.             Miscellaneous.

(a)           This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement.  This Agreement may be modified only in writing signed by the parties hereto.

(b)           The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

(c)           All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the addresses set forth on the signature page hereto or such other address as such party may advise the other in writing.

(d)           This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Agreement.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Agreement.

EMRISE CORPORATION

	By:	/s/ Carmine T. Oliva
	Name:	Carmine T. Oliva
	Title:	Chief Executive Officer

Address for Notice:
Emrise Corporation

Eatontown, NJ
Facsimile:
Email:
Attention: Chief Executive Officer

INVESTOR:

/s/ Charles Brand
Charles Brand

Address for Notice:

Charles Brand

Facsimile:

Email:

Taxpayer Identification Number:

EXHIBIT A

Not applicable

EXHIBIT B

FORM OF LEGAL OPINION
(subject to assumptions, qualifications and opinion committee review)

1.             The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and assets, to carry on its business as described in the Prospectus, and to perform its obligations under the Agreement.

2.             The Shares to be issued and sold by the Company pursuant to the Agreement have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the provisions of the Agreement, will be duly and validly issued and fully paid and non assessable.

3.             The Stock Issuance Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.  The Agreement is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or law.

4.             The execution and delivery of the Agreement and the performance by the Company of its terms, including the issuance and sale of the Shares being delivered on the date hereof, do not and will not, to our knowledge, conflict with and do not and will not result in a material breach or violation by the Company of any of the terms or provisions of, or constitute a default under, any agreement of the Company identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s other reports filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, nor will such actions result in any violation by the Company of the Certificate of Incorporation or the Bylaws.

5.             Exempt from registration under the 1933 Act